Exhibit 99.1

Cautionary Statement on Financial Measures Non-GAAP Measures: In preparing the accompanying information, the Company has excluded, where applicable, the impact of certain Non-GAAP costs as listed at the end of this presentation. The Company believes these Non-GAAP measures provide both management and investors with additional insight into its current operations, the trends affecting the Company and the Company's marketplace performance. Management believes these items allow readers to better correlate the Company's operating activities with the Company's ability to generate cash from operations. Accordingly, management uses these Non-GAAP measures along with comparable GAAP information when evaluating the Company’s historical performance and future business activities. The Company’s Non-GAAP measures may be different than those used by other companies and should be considered in conjunction with, and not as a substitute for, the Company’s financial information presented in accordance with GAAP. Please refer to our press release dated June 26, 2019, which is posted under SEC Filings on the “Investor Relations” section of our website for the required reconciliation to the most comparable GAAP financial measures.

  Additional Information and Where to Find It The description contained herein is for informational purposes only and is not a recommendation, an offer to buy or the solicitation of an offer to sell any shares of Aerohive’s common stock. The tender offer for the outstanding shares of Aerohive’s common stock described in this report has not commenced. At the time the tender offer is commenced, Extreme will file or cause to be filed a Tender Offer Statement on Schedule TO with the SEC and Aerohive will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC related to the tender offer. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other tender offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Aerohive’s stockholders at no expense to them. In addition, all of those materials (and any other documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov. Cautionary Statement Regarding Forward-Looking Statements Certain statements in this communication may constitute “forward-looking statements”. Forward-looking statements may be typically identified by such words as “may,” “will,” “could,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although Extreme and Aerohive believe that the expectations reflected in the forward-looking statements are reasonable, any or all of such forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Extreme, Aerohive or their respective businesses or operations. Factors which could cause actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that Purchaser may not receive sufficient number of shares tendered from Aerohive stockholders to complete the tender offer; (2) litigation relating to the transaction; (3) uncertainties as to the timing of the consummation of the transaction and the ability of each of Aerohive and Extreme to consummate the transaction; (4) risks that the proposed transaction disrupts the current plans and operations of Aerohive or Extreme; (5) the ability of Aerohive to retain and hire key personnel; (6) competitive responses to the proposed transaction; (7) unexpected costs, charges or expenses resulting from the transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (9) Extreme’s ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating Aerohive with its existing businesses; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Aerohive’s recent Quarterly Report on Form 10-Q, Extreme’s most recent Quarterly Report on Form 10-Q, and Aerohive’s and Extreme’s more recent reports filed with the SEC. Aerohive and Extreme can give no assurance that the conditions to the transaction will be satisfied. Neither Aerohive nor Extreme or its subsidiaries undertakes any intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law. Aerohive is responsible for information in this Current Report on Form 8-K concerning Aerohive, and Extreme is responsible for information in this Current Report on Form 8-K concerning Extreme or its subsidiaries. Extreme’s Quarterly Report on Form 10-Q filed on May 10, 2019 and other filings with the SEC (which may be obtained for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect Extreme’s business, results of operations and financial condition. Extreme undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Presenters David Flynn President & CEO Aerohive Networks Remi Thomas CFO Extreme Networks Ed Meyercord President & CEO Extreme Networks

Extreme Networks Announces Intent to Acquire Aerohive Networks

Key Highlights

- Extreme Networks, has entered into a definitive agreement to acquire Aerohive Networks, Inc., enhancing Extreme's technology leadership in Cloud, AI/ML, and establishes a proven and mature Cloud Services Platform for Extreme's customers

Transaction Structure

- Extreme commences a tender offer to purchase 100% of the outstanding shares of common stock of Aerohive at a price of $4.45 per share in cash
- Funding the acquisition from a combination of available cash and committed debt financing

Timing and Expected Financial Impact

- Target to complete the deal in FQ1'20
- Scales business to >$1.1B revenue run rate exiting FY20
- Accelerates path to >60% gross margin and 15% operating margin combined exiting FY20
- ~30% of Revenue from recurring Services on a pro-forma run-rate basis
- We expect the deal to be accretive to Non-GAAP starting in FY20
- We expect consolidated Debt / EBITDA leverage to remain <3x following this acquisition
- Portfolio of Aerohive's $79M deferred revenue balance affected by purchase accounting

Approvals Process

- Approved by Extreme and Aerohive Boards of Directors
- Subject to regulatory approvals

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©2019 Extreme Networks, Inc. All rights reserved

Evolution of Extreme Networks

Scale and Profitability

Stabilize

FY15 – FY16

- Right Size Business
- Focus on Enterprise Networking
- Strengths: Single Pane of Glass Mgmt
- Customer Intimacy

Scale

FY17 – FY18

- Invest in Scale / Breadth of Portfolio to $1B Business
- Value Acquisitions: WLAN (Zebra), Campus Fabric (Avaya), Data Center (Brocade)
- Drive GM improvements
- Invest in Insource Support
- Automation Management Across Portfolio

Build

FY19 – FY20

- Digital Transformation of Our Platform to drive automation of internal processes
- OS focus on Place in Network (Use Case)
- Standardize Distribution and Channel
- Verticalize GTM
- Stratify Portfolio

Invest

FY20 – Beyond

- Transition Business and portfolio to sustainable, subscription-oriented Cloud Based solutions
- Change Mix of Revenue: ~30% from recurring services
- Drive Growth

Moving into Phase 4 of Our Transformation

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©2019 Extreme Networks, Inc. All rights reserved

Extreme + Aerohive Drives Scale and Market Visibility

	Pre-Merger		Post-Merger
	Extreme	AEROHIVE NETWORKS	Extreme + AEROHIVE NETWORKS
Number of Customers	>30K	>30K	> Approximately 60K(1)
Partners	6,000	5,623	>11,000(1)
Scale	Full suite of networking solutions	Cloud and enterprise Wi-Fi	End-to-end platform at the intersection of network, security and cloud
Core Capabilities	End to End Network Management	Wi-Fi, 802.11ax	Better competitive positioning in the market against end-to-end vendors
Go-To-Market Strategy	Channel partners and direct sales	Channel and partnerships (Dell)	Bifurcated sales channels to diverse customer base
Geographic Focus	US (55%), EMEA (34%), APAC (11%)	US (52%), EMEA (39%), APAC (9%)	Increased density of US/ EMEA footprint
Customer Focus	Enterprise, Datacenter and Cloud	Enterprise	Increased penetration into Enterprise
Cross-sell / Up-sell	Continued Progress from Prior M&A	Limited	Meaningful New Opportunities
FY20E Revenue / Op Mgn	>$1B / <$10%	>$150M / Breakeven	>$1.1B / >15% Op Mgn(2)

Note: $Millions, except per share values. Estimates based on Wall Street Consensus. Extreme fiscal year basis, ending June 30.
(1) Does not account for duplicate customers.
(2) Assumes deferred revenue purchase accounting adjustment for Aerohive upon acquisition of ~30% of Deferred revenue balance and other product overlap dis-synergies

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©2019 Extreme Networks, Inc. All rights reserved

Creates #3 Vendor in Enterprise WLAN (Extreme + Aerohive) Wi-Fi Global Market Share Cisco/Meraki 43.7% HPE/Aruba 14.5% Extreme 2.7% Aerohive 2.3% Mist <1% Extreme + Aerohive 5% Source: Dell’Oro Group Aerohive is the #2 provider of Cloud-managed networking equipment in terms of revenue. -IHS Markit

Campus Networking Data Center Networking Edge/Campus/ Software Management Edge/Campus Networking Wireless Networking Native Cloud Networking Platform Integrated Our Acquisitions Into One Portfolio Previous Consolidations Today

Aerohive Overview

2nd Largest Cloud SAAS Networking*

Architectural and Technology Advantages

Unique amd Complementary Technologies

* Validated by 650 Group

GLOBAL CLOUD FOOTPRINT



EMERGING BENEFITS

- Microservices Cloud-Management architecture
- Native ML/AI Cloud-Management architecture
- ML/AI-driven Network, Client, and Security 360 views
- ML/AI-driven Proactive Problem Resolution
- Full-Stack Cloud-Management at the Edge

UNIQUE TECHNOLOGIES



CONTROLLER-LESS 802.11ax

NETWORK 360 ML/AI-DRIVEN

CLOUD NAC

ML/AI ANALYTICS



Market Leadership in 802.11ax Access Points

SD-WAN



ENTERPRISE PLUGGABLE

SECURITY 360 ML/AI-DRIVEN

PRIVATE CLIENT GROUPS & PPSK

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©2019 Extreme Networks, Inc. All rights reserved

Builds on Existing Customer Markets: Cross Sell Retail Assisted Living (Healthcare) Retail Banking Key SLED Customers Quick Serve Restaurants

Next Generation Cloud Tech that Scales

Management Server

- Hardware Centric
- 1st Generation
- HMOP
- HMOL

15,000 Devices
150,000 Clients

Management Cluster with APIs

API

- Hardware and Software Centric
- 2nd Generation
- HMNG Public

~100,000 Devices
~1,000,000 Clients

Management Cloud with APIs & Data Lake

API

- Software Centric
- 3rd Generation
- HMNG Public
- HMNG Private

1,000,000+ Devices
10,000,000+ Clients

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©2019 Extreme Networks, Inc. All rights reserved

Expands Addressable Market into Fast-Growing SD-WAN Segment Source: Dell’Oro Group, IDC, company reports

From “Value” Acquisition to Tuck-in Technology at Scale

Acquired Product Family	Post-Acquisition Gross Margin	CQ1’19 Exit Rate Gross Margin
Zebra	Mid-40s	**Mid-50s**
Avaya	Mid-40s	**High-50s / Low-60s**
Brocade	Low-50s	**High-50s / Low-60s**
Heritage Extreme	Low-50s	**High-50s**
Current Extreme Total		**Headed to >60%**
Aerohive	Low-60s	**62.5%**
Total Post Next M&A Extreme		**Accelerates Path to >60%**

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©2019 Extreme Networks, Inc. All rights reserved

Accelerates Revenue Run Rate Strengthens Financial Position and Outlook Post Deal Combined Operating Margin $1.1B+ >$150M Cash on Hand & 3X Debt EBITDA >60%* Gross Margins ~30% Software & Services Recurring Revenue >15%* Capital Return Balanced Opportunistic Investments *Exiting FY’20

Thank You